Exhibit 5.1

Mourant Ozannes 5th Floor Waters Edge Building Road Town Tortola, British Virgin Islands

T +1 284 852 1700 F +1 284 852 1799

YY Group Holding Limited

60 Paya Lebar Road,

#09-13/14/15/16/17

Paya Lebar Square

Singapore

28 November 2025

Our ref: 8071358/252465690/1

Dear Addressee

YY Group Holding Limited (the Company)

We have acted as the Company's British Virgin Islands legal advisers in connection with the registration statement on Form S-8 (the Registration Statement) which has been filed on or around to the date of this opinion with the U.S. Securities and Exchange Commission (the SEC) under the U.S. Securities Act of 1933 (as amended) (the Securities Act).

We are providing this opinion as Exhibits 5.1 and 23.1 to the Registration Statement.

1.	Documents, searches and definitions

1.1	We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)	the Registration Statement;

(b)	the 2025 share incentive plan of the Company (2025 Share Plan) approved and adopted by the Company under the Director Resolutions;

(c)	the Company's certificate of incorporation (the Certificate of Incorporation) and memorandum and articles of association (the M&A) obtained from the Company Search (defined below);

(d)	a copy of the Company's register of directors (the Register of Directors) which was affixed to the Registered Agent's Certificate;

(e)	a copy of the Company's shareholder list (the Register of Members) which was affixed to the Registered Agent's Certificate;

(f)	the resolutions in writing of the directors of the Company passed on 28 November 2025 (Director Resolutions);

(g)	a certificate of the Company's registered agent dated 26 November 2025 (the Registered Agent's Certificate); and

(h)	a certificate of good standing for the Company dated 28 November 2025 (the Certificate of Good Standing) issued by the Registrar (defined below).

1.2	We have carried out the following searches (together, the Searches) in relation to the Company:

(a)	a search of the records maintained by the Registrar that were on file and available for public inspection at 9:00am BVI time on 28 November 2025 (the Company Search); and

(b)	a search of the records of proceedings in the BVI Courts (defined below) available for public inspection contained in the judicial enforcement management system (the electronic register of proceedings) maintained at the registry of the High Court of Justice of the Virgin Islands (the High Court) at 9:00am BVI time on 28 November 2025 (the High Court Search).

Mourant Ozannes is a British Virgin Islands partnership
mourant.com

1.3	In this opinion:

(a)	agreement includes an agreement, deed or other instrument;

(b)	BVI means the territory of the British Virgin Islands;

(c)	BVI Courts means the Eastern Caribbean Supreme Court, Court of Appeal (Virgin Islands) and the High Court (Civil and Commercial Divisions), and BVI Court means any of them;

(d)	Companies Act means the BVI Business Companies Act, 2020 (Revised Edition);

(e)	Company Records means the M&A, the Certificate of Incorporation, the Register of Directors, the Register of Members, the Certificate of Good Standing and the Registered Agent's Certificate;

(f)	Documents means the Registration Statement and the 2025 Share Plan, and Document means either of them;

(g)	execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(h)	Insolvency Act means the Insolvency Act, 2020 (Revised Edition);

(i)	non-assessable means, in relation to a SIP Share, that the purchase price for which the Company agreed to issue that SIP Share has been paid or satisfied in full to the Company and that no further sum is payable to the Company in respect of that SIP Share;

(j)	Prospectus means the prospectus that forms part of the Registration Statement;

(k)	Registrar means the Registrar of Corporate Affairs appointed under the Companies Act;

(l)	signed means that a document has been duly signed or sealed; and

(m)	SIP Shares means up to 6,500,000 Class A Ordinary Shares of no-par value in the Company to be issued in accordance with the terms of the Registration Statement (each a SIP Share).

2.	Assumptions

We have assumed (and have not independently verified) that:

2.1	each document examined by us:

(a)	whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)	was (where it was executed or filed after we reviewed it) executed or filed in materially the same form as the last draft of that document examined by us;

2.2	where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;

2.3	in causing the Company to enter into each Document, and to issue each SIP Share, each director of the Company:

(a)	acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)	exercised the director's powers as a director for a proper purpose; and

(c)	exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

2.4	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by each Document in accordance with the M&A and the Companies Act;

2.5	the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which the Director Resolutions were passed was duly convened, held and quorate throughout;

2.6	each document examined by us that has been signed by the Company:

(a)	has been signed by the person(s) authorised by the Company to sign it;

(b)	(where any signatory is a body corporate) it has been signed in accordance with that body corporate's constitution and then current signing authorities; and

(c)	has been dated and unconditionally delivered by the Company;

2.7	there are no documents or arrangements to which the Company is party or resolutions of the Company's directors or shareholders that conflict with, or would be breached by, or which prohibit the Company's entry into, or performance of its obligations under, each Document or the issuance of each SIP Share;

2.8	when each SIP Share is issued, there will be no documents or arrangements to which the Company is party, or resolutions of the Company's directors or shareholders that conflict with, that issuance of that SIP Share;

2.9	the Company is not insolvent (as defined in the Insolvency Act) and will not become insolvent as a result of executing, or performing its obligations under, any Document or in connection with the issuance of a SIP Share and no steps have been taken (or will have been taken at the time that SIP Share is issued), or resolutions passed, to appoint a liquidator of the Company or appoint a receiver in respect of the Company or any of its assets;

2.10	at all times the affairs of the Company have been conducted in accordance with the Companies Act and the M&A;

2.11	the Company is not carrying on any financial services business (as defined in the Financial Services Commission Act 2001);

2.12	the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

2.13	neither the Company nor any of its subsidiaries has an interest in any land in the BVI or in any shares, debt obligations or other securities of any body corporate which has an interest in land in the BVI;

2.14	each party to each Document (other than, as a matter of the laws of the British Virgin Islands, the Company) has:

(a)	the capacity and power;

(b)	taken all necessary action; and

(c)	obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Document;

2.15	each Document has been authorised and executed by each party to it (other than, as a matter of the laws of the British Virgin Islands, the Company);

2.16	the obligations of each party under each Document are legal, valid, binding and enforceable under all applicable laws other than the laws of the British Virgin Islands;

2.17	none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

2.18	the choice of the governing law of each Document was made in good faith;

2.19	no recipient of a SIP Share will carry out any of its obligations under any Document in, or from within, the BVI;

2.20	in relation to the Searches:

(a)	all public records of the Company we have examined are complete and accurate;

(b)	all filings required to be made in relation to the Company with the Registrar have been made and there was no information which had been filed that did not appear on the records of the Company at the time of the Company Search; and

(c)	the information disclosed by the Searches was at the time of each search, and continues to be, accurate and complete;

2.21	the Company Records were and remain at the date of this opinion accurate and complete;

2.22	no SIP Share will be issued for a price which is less than its par value;

2.23	where the SIP Shares are to be issued for a consideration, which is in whole or in part, other than money, the directors of the Company shall prior to the issuance of such SIP Shares pass a resolution stating: (a) the amount to be credited for the issue of such SIP Shares; and (b) that, in the opinion of the directors of the Company, the present cash value of the non-money consideration and money consideration, if any, is not less than the amount to be credited for the issue of such SIP Shares;

2.24	the SIP Shares will be unconditionally issued and awarded to the recipients of SIP Shares in accordance with the terms of the 2025 Share Plan; and

2.25	no monies paid to or for the account of any person in relation to any SIP Share or property received or disposed of by any person in relation to any SIP Share (including under each Document), represent or will represent proceeds of criminal conduct (as defined in the Proceeds of Criminal Conduct Act, 1997 (as amended)).

3.	Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

3.1	Status: the Company is registered under the Companies Act, validly exists under the laws of the BVI and, on the date of issue of the Certificate of Good Standing, is of good standing with the Registrar.

3.2	Issuance of SIP Shares:

(a)	the Company has duly authorised the issuance of each SIP Share; and

(b)	when (i) the terms of the issuance of SIP Shares have been duly established in conformity with the M&A, the Companies Act and the 2025 Share Plan, (ii) those SIP Shares have been issued and delivered as contemplated by the Registration Statement, the Prospectus (and the relevant prospectus supplement) and the 2025 Share Plan, (iii) the Company has received the consideration provided for (and to be credited in respect of) those SIP Shares, and (iv) the name of the relevant shareholder(s) is entered in the Company's register of members, such SIP Shares will be validly issued, fully paid and non-assessable.

3.3	No liquidator or receiver: neither the Company Search nor the High Court Search shows any evidence of any current:

(a)	order or resolution for the appointment of a liquidator of the Company; or

(b)	notice of the appointment of a receiver in respect of the Company or any of its assets.

3.4	High Court Search: the High Court Search does not show any actions or petitions pending against the Company in the BVI Courts at the time of our search.

4.	Qualifications and observations

This opinion is subject to the following qualifications and observations.

4.1	This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

4.2	Where a director fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by a BVI company, the transaction is voidable.

4.3	Under the Companies Act, a company is of good standing if the Registrar is satisfied that:

(a)	the company is listed on the register of companies maintained by the Registrar;

(b)	the company has paid to the Registrar all fees, annual fees and penalties due and payable;

(c)	the company has, where applicable, filed with the Registrar a copy of its register of members in accordance with section 43A of the Companies Act or is not yet due to file its register of members with the Registrar;

(d)	the company has, where applicable, filed with the Registrar a copy of its register of directors in accordance with section 118B of the Companies Act or is not yet due to file its register of directors with the Registrar;

(e)	the Registrar has not received any notification, pursuant to section 98A(4) of the Companies Act, that the company has failed to file its annual return (as defined in the Companies Act) where applicable; and

(f)	the company has, where applicable, filed with the Registrar beneficial ownership information in accordance with section 96A(2) of the Companies Act or is not yet due to file the beneficial ownership information with the Registrar.

4.4	The BVI Courts may

(a)	hold that despite any term of an agreement to the contrary:

(i)	any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)	any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)	any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)	imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by BVI law.

4.5	Where a foreign law is expressly selected to govern an agreement:

(a)	matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the BVI Courts in accordance with BVI law;

(b)	the proprietary effects of the agreement may be determined by the BVI Courts in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)	the mode of performance of the agreement may be determined by the BVI Courts in accordance with the law of the place of performance; and

(d)	that law may not be applied by the BVI Courts to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).

4.6	Where a director of a BVI company fails, in accordance with the Companies Act, to disclose an interest in a transaction entered into by the company, the transaction may be voidable.

4.7	The BVI Courts may:

(a)	stay or set aside proceedings where:

(i)	there is a more appropriate forum than the BVI where the action should be heard;

(ii)	earlier or concurrent proceedings have been commenced outside the BVI; or

(iii)	there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to BVI conflicts of laws rules; and

(b)	grant injunctions restraining the commencement or continuance of proceedings outside the BVI.

4.8	The Company Search will not reveal any document which has not been filed with the Registrar or which was filed but was not registered or did not appear on the Company's file at the time of the Company Search.

4.9	The requirement for a BVI company to file an annual return (as defined in the Companies Act) in accordance with section 98A of the Companies Act does not apply to:

(a)	a listed company;

(b)	a company that is regulated under a financial services legislation and provides financial statements to the British Virgin Islands Financial Services Commission in accordance with the requirements of that financial services legislation;

(c)	a company that files its annual tax return to the Inland Revenue Department accompanied by the company’s financial statements; and

(d)	a company in liquidation (unless the annual return has become due prior to the commencement of the liquidation).

4.10	The High Court Search will not reveal (among other things) if there are any:

(a)	proceedings or appointments that have not been filed or that have been filed but have not been recorded in the High Court's judicial enforcement management system or that have been filed but did not appear on the High Court's judicial enforcement management system at the time of the High Court Search;

(b)	proceedings commenced prior to 1 January 2000 if no document has been filed since that date;

(c)	proceedings against the Company that have been threatened but not filed;

(d)	files that have been sealed pursuant to a court order; or

(e)	arbitration proceedings in which the Company is a defendant or respondent.

5.	Limitations

5.1	This opinion is limited to the matters expressly stated in it and it is given solely in connection with the Registration Statement and each Document.

5.2	For the purposes of this opinion, we have only examined the documents listed in paragraph 1.1 above and carried out the Searches. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document.

5.3	We offer no opinion:

(a)	on whether the commercial terms of any Document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)	on any factual statement, financial or numerical computation, representation or warranty made or given in any Document unless otherwise expressly stated in this opinion;

(c)	as to whether the parties to any Document will be able to perform their obligations under it; or

(d)	as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document.

5.4	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the BVI or the effect of any Document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document.

5.5	We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

6.	Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, BVI laws in force on the date of this opinion.

7.	Consent

7.1	This opinion is addressed to the Company in connection with each Document.

7.2	We consent to the filing of a copy of this opinion as Exhibits 5.1 and 23.1 to the Registration Statement.

7.3	In giving the consent at paragraph 7.2 (above), we do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations promulgated by the SEC under the Securities Act.

Yours faithfully

Mourant Ozannes (British Virgin Islands)